EXHIBIT 32
CERTIFICATION OF PERIODIC FINANCIAL REPORT BY THE CHIEF EXECUTIVE
 OFFICER AND CHIEF FINANCIAL OFFICER
 PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Acting Chief Executive Officer and the Chief Financial Officer of Save the World Air, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2008	/s/ CHARLES R. BLUM
Charles R. Blum
Chief Executive Officer

Date: August 13, 2008	/s/ EUGENE E. EICHLER
Eugene E. Eichler
Interim Chief Financial Officer